Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 23, 2016, with respect to the consolidated financial statements incorporated by reference in the Annual Report of Pangaea Logistics Solutions Ltd. on Form 10-K for the year ended December 31, 2015. We hereby consent to the incorporation by reference of said report in the Registration Statements of Pangaea Logistics Solutions Ltd. on Form S-3 (File No. 333-201881) and Form S-8 (File No. 333-201333).
/s/ Grant Thornton LLP
Boston, Massachusetts
March 23, 2016